UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 13, 2014

Hubbell Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Waterview Drive, Shelton, Connecticut		06484
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	475 882 4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2014, the Board of Directors of Hubbell Incorporated (the "Company") elected Steven R. Shawley, 61, as Director of the Company. Mr. Shawley was appointed to serve on the Board's Audit and Finance Committees.

Mr. Shawley served as the Senior Vice President and Chief Financial Officer of Ingersoll Rand, a manufacturer of climate solutions, and industrial and security technologies, from 2008 until his retirement in November 2013. Previously, he served as Senior Vice President and Chief Financial Officer of Ingersoll Rand's Climate Control Technologies business from 2005 to 2008. Prior to joining Ingersoll Rand, Mr. Shawley spent over twenty years with Westinghouse Electric Corporation in various financial roles. He received his undergraduate degree from the University of Virginia and an MBA from the University of Pittsburgh. Mr. Shawley is also Director of GrafTech International.

Mr. Shawley will receive compensation consistent with the other non-management directors of the Company. Such compensation includes: (1) an annual base retainer of $75,000, annual Committee retainers of $10,000 for membership on the Audit Committee and $5,000 for membership on the Finance Committee, paid quarterly and pro-rated based upon the effective date of his appointment; and (2) a restricted share grant of Class B common stock valued at $110,000 after each annual meeting of shareholders, which will vest at the next year’s annual meeting of shareholders provided that the director is still serving as a director at the time of the meeting. Mr. Shawley is also eligible to defer receipt of such cash retainers pursuant to the terms of the Company's Deferred Compensation Plan for Directors (the "Plan"). Mr. Shawley may elect to defer the retainers into a stock unit account in which each stock unit consisting of one share each of the Company’s Class A common stock and Class B common stock or into a cash account which is credited with interest at the prime rate as in effect at the Company’s principal commercial bank on the date immediately following the quarterly directors’ meeting, subject to certain terms and conditions of the Plan. Mr. Shawley is also eligible to defer receipt of his annual restricted share grant into an restricted stock unit account under the Plan providing for the credit of one restricted stock unit for each share of restricted stock deferred. Under the Plan, dividend equivalents are earned on the stock units and restricted stock units and converted into additional stock units. Distributions are made in either a lump sum or in installment payments, at the Director’s election.

Item 7.01 Regulation FD Disclosure.

A copy of the Company's press release announcing the election of Mr. Steven R. Shawley to the Hubbell Incorporated Board of Directors is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release announcing the election of Mr. Steven R. Shawley to the Hubbell Incorporated Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated

February 18, 2014	By:	/s/ Megan C. Preneta

Name: Megan C. Preneta
Title: Corporate Secretary and Assistant General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing the appointment of Mr. Steven R. Shawley to the Board of Directors of Hubbell Incorporated